Exhibit 10.2
VOTING AGREEMENT
     THIS VOTING AGREEMENT (this “Agreement”), dated as of January 8, 2007, by and among BankAtlantic Bancorp, a Florida corporation (“Bancorp”), Stifel Financial Corp., a Delaware corporation (“Parent”), and the individual stockholders of the Parent listed on Schedule I attached hereto (each a “Stockholder,” and collectively, the “Stockholders”).
Recitals:
     WHEREAS, contemporaneously with the execution of this Agreement, Bancorp, Ryan Beck Holdings, Inc., a New Jersey corporation (the “Company”), Parent and SF RB Merger Sub, Inc., a New Jersey corporation wholly owned by Parent (“Merger Sub”), have entered into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company with Merger Sub surviving such merger (the “Merger”); and
     WHEREAS, the Stockholders are the beneficial owners (as defined in Rule l3d-3 under the Securities Exchange Act of 1934, as amended) of a number of outstanding shares of common stock, par value $.15 per share (the “Parent Common Stock”), of Parent as indicated on Schedule I attached hereto, which shares constitute an aggregate of 25.12% of the issued and outstanding shares of Parent Common Stock; and
     WHEREAS, the Stockholders will derive significant value from the consummation of the Merger and the transactions contemplated by the Merger Agreement; and
     WHEREAS, in consideration of the agreement of each of the parties to enter into the Merger Agreement and for other good and valuable consideration, receipt of which is hereby acknowledged, each Stockholder has agreed to vote all of the shares of Parent Common Stock beneficially owned by such Stockholder in (a) favor the Merger and (b) to approve the Merger Agreement and the transactions contemplated thereunder including, without limitation, the issuance of the Initial Share Consideration, the Warrant and the shares of Parent Common Stock issuable upon exercise thereof and shares of Parent Common Stock that may become issuable (and paid in the discretion of the Company) as Earn-Out Consideration and such other matters regarding the Merger so as to facilitate the consummation thereof; and
     WHEREAS, capitalized terms used herein shall, unless this Agreement or the context requires otherwise, have the same meanings in this Agreement as in the Merger Agreement;
     NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:
     1. Voting Provisions.

          (a) Agreement to Vote Shares of Parent Common Stock. Each Stockholder executing this Agreement hereby agrees that during the Term (as defined in Section 4 below) of this Agreement to vote or cause to be voted all shares of Parent Common Stock identified on Schedule I as owned of record and/or beneficially (as defined in Rule 13d-3 of the Exchange Act of 1934, as amended) by such Stockholder (with respect to each such Stockholder, such Stockholder’s “Shares”) (a) in favor the Merger and (b) to approve the Merger Agreement (to be executed and delivered concurrently herewith in substantially the form attached hereto) and the transactions contemplated thereunder including, without limitation, the issuance of the Initial Share Consideration, the Warrant and the shares of Parent Common Stock issuable upon exercise thereof and shares of Parent Common Stock that may become issuable (and paid in the discretion of the Company) as Earn-Out Consideration and such other matters regarding the Merger so as to facilitate the consummation thereof, at every meeting of stockholders of Parent at which such matter is considered (and at every adjournment thereof) and in connection with any written consent of the stockholders of Parent with respect thereto. Additionally, each such Stockholder agrees that it shall vote the Shares owned by such Stockholder against any action, transaction or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Parent or Merger Sub under the Merger Agreement or this Agreement.
          (b) On or after the date of this Agreement and during the Term hereof, each Stockholder agrees not to transfer, sell, offer, exchange, pledge or otherwise dispose of or encumber any of such Shareholder’s Shares, unless the transferee agrees in writing, reasonably acceptable to Bancorp, to be bound by the terms of this Agreement.
          (c) Each Stockholder hereby agrees that such Stockholder shall not enter into any agreement or understanding with any other Person the effect of which would be to violate the provisions and agreements contained in this Section 1.
     2. Other Proxies Revoked. Each Stockholder represents and warrants that any proxies heretofore given in respect of such Stockholder’s Shares are not irrevocable, and that all such proxies have been or are hereby revoked.
     3. Term of Agreement. The term of this Agreement shall commence on the date of Parent’s execution and delivery of the Merger Agreement and shall remain in full force and effect until the earlier of (i) the day following the date on which a Parent Shareholder Meeting is held and at which meeting the stockholders of Parent consider approval of the matters set forth in Section 1(a) above (or any adjournment or postponement thereof), and (ii) the effective date of any termination of the Merger Agreement in accordance with Article 10 thereof (the “Term”), but in no event later than July 1, 2007.
     4. Representations and Warranties of each Stockholder. Each Stockholder hereby severally, and not jointly, represents and warrants to the Bancorp (as to such Stockholder) as follows:
          (a) Authority, etc. Such Stockholder has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by such Stockholder have been duly authorized by all necessary action on the part of such Stockholder and, assuming the due authorization, execution and delivery by Bancorp, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.
          (b) Ownership of Shares. Such Stockholder is the beneficial owner of the Shares listed beside such Stockholder’s name on Schedule I attached hereto. Such Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 1 hereof, sole power of disposition, sole power of conversion, sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights, subject only to applicable securities laws and the terms of this Agreement.
          (c) No Conflicts. No filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary for the execution of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby. None of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof shall (A) conflict with or result in any breach of any applicable documents to which such Stockholder is a party, or (B) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Stockholder.
          (d) No Encumbrances. The Shares listed beside such Stockholder’s name on Schedule I hereto and the certificates representing such Shares are now, and at all times during the term hereof will be, held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.
          (e) Reliance by Bancorp. Such Stockholder understands and acknowledges that Bancorp and the Company have entered into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement.
     5. Covenants of Each Stockholder. Each Stockholder covenants and agrees that, during the Term, such Stockholder shall not (i) directly or indirectly, transfer, sell, offer, exchange, pledge or otherwise dispose of or encumber any of such Shareholder’s Shares, unless the transferee agrees in writing, reasonably acceptable to Bancorp, to be bound by the terms of this Agreement; (ii) grant any proxies or powers of attorney, deposit any of the Shares into a voting trust or enter into a voting agreement with respect to any of the Shares; or (iii) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing, disabling or delaying such Stockholder from performing such Stockholder’s obligations under this Agreement.

     6. Miscellaneous.
          (a) Further Assurances. From time to time, at any other Party’s written request and without further consideration, each Party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.
          (b) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understanding, both written and oral, between the parties with respect to the subject matter hereof.
          (c) Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party, provided that Bancorp may assign and transfer, at its sole discretion, its rights and obligations hereunder to any of its Affiliates.
          (d) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by all of the relevant parties hereto, provided that Schedule I attached hereto may be supplemented by Parent by adding the name and other relevant information concerning any stockholder of Parent who agrees to be bound by the terms of this Agreement without the agreement of any other party hereto, and thereafter such added stockholder shall be treated as a “Stockholder” for all purposes of this Agreement.
          (e) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:
If to the Stockholders:
At the address set forth beside each Stockholder’s name listed on Schedule I attached hereto
If to Parent:
Stifel Financial Corp.
501 N. Broadway
St. Louis, Missouri 63102
Attention: Ronald J. Kruszewski, Chairman, President and CEO
Fax: (314) 342-2115
With a copy to:

Bryan Cave LLP
211 North Broadway, Suite 3600
St. Louis, Missouri 63102
Attention: Robert J. Endicott, Esq.
Facsimile: (314) 259-2020
If to Bancorp:
BankAtlantic Bancorp
2100 Cypress Creek Road
Fort Lauderdale, Florida 33309
Telephone: (954) 940-5020
Fax: (954) 940-5050
Attn: Alan B. Levan, Chairman
With a copy to:
Stearns Weaver Miller Weisler Alhadeff & Sitterson, P.A.
150 W. Flagler Street, Suite 2200
Miami, Florida 33130
Attention: Alison Miller, Esq.
                 Jeffrey M. Oshinsky, Esq.
Facsimile: (305) 789-3395
or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.
          (f) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.
          (g) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.
          (h) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.
          (i) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.
          (j) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any Person who or which is not a party hereto.
          (k) Governing Law. This Agreement, and the legal relations between the parties hereto, shall be governed and construed in accordance with the laws of the State of Delaware.
          (l) Waiver of Jury Trial. EACH OF THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER DOCUMENTS ENTERED INTO IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OF ANY PARTY.
          (m) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.
          (n) Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.
     7. Termination. This Agreement shall terminate, and neither the Parent, Bancorp, nor any Stockholder shall have any rights or obligations hereunder and this Agreement shall become null and void and have no effect upon the termination of the Merger Agreement in accordance with its terms, except nothing in this Section 7 shall relieve any party of liability for breach of this Agreement.
* * * * *

     IN WITNESS WHEREOF, each of Parent, Bancorp and the Stockholders identified on Schedule I hereto has caused this Voting Agreement to be duly executed as of the day and year first above written.

STIFEL FINANCIAL CORP.
By:	/s/ Ronald J. Kruszewski
Name:	Ronald J. Kruszewski
Title:	President and Chief Executive Officer

BANKATLANTIC BANCORP, INC.
By:	/s/ Alan B. Levan
Name:	Alan B. Levan
Title:	Chairman of the Board of Directors

Stockholder Signatures appear on the following pages

THE WESTERN AND SOUTHERN LIFE INSURANCE COMPANY
By:	/s/ Robert L. Walker
Name:	Robert L. Walker
Title:	Sr. Vice President and Chief Financial Officer

By:	/s/ Donald J. Wuebbling
Name:	Donald J. Wuebbling
Title:	Sr. Vice President

/s/ Robert J. Baer
Robert J. Baer

/s/ Bruce Beda
Bruce Beda

/s/ Charles A. Dill
Charles A. Dill

/s/ John P. Dubinsky
John P. Dubinsky

/s/ Richard F. Ford
Richard F. Ford

/s/ Fred Hanser
Fred Hanser

/s/ Richard Himelfarb
Richard Himelfarb

/s/ Ronald Kruszewski
Ronald Kruszewski

/s/ Robert E. Lefton
Robert E. Lefton

/s/ Scott McCuaig
Scott McCuaig

/s/ Thomas Mulroy
Thomas Mulroy

/s/ James Oates
James Oates

/s/ Joseph Sullivan
Joseph Sullivan

/s/ James Zemlyak
James Zemlyak

George H. Walker III Revocable Trust dated 3/8/2000
/s/ George H. Walker, III
By: George H. Walker, III, trustee

George H. Walker III SEP IRA, Stifel, Nicolaus and Company, custodian
/s/ George H. Walker, III
George H. Walker, III

/s/ David Sliney
David Sliney

SCHEDULE I

	Number of Shares of Parent
Name of Stockholder	Common Stock Owned	Notice Address
The Western and Southern Life Insurance Company	1,359,749	400 Broadway Cincinnati, OH 45202 Attn: Don Wuebbling

Robert J. Baer	4,800	UniGroup, Inc. One United Drive Fenton, MO 63026

Bruce Beda	16,295	Kilbourn Capital Management LLC The John Hancock Center 875 North Michigan Ave., 31st Floor Chicago, IL 60611

Charles A. Dill	17,037	Gateway Associates 8000 Maryland Avenue, Suite 1190 St. Louis, MO 63105

John P. Dubinsky	5,066	Westmoreland Associates, LLC 7777 Bonhomme, Suite 1210 Clayton, MO 63105

Richard F. Ford	8,104	800 S. Hanley Road, #1D St. Louis, MO 63105

Fred Hanser	1,333	St. Louis Baseball Cardinals 250 Stadium Plaza St. Louis, MO 63102-1722

Richard Himelfarb	90,535	Stifel, Nicolaus & Company, Incorporated 100 Light Street Baltimore, MD 21202

Ronald Kruszewski	296,254	Stifel, Nicolaus & Company, Incorporated One Financial Plaza 501 North Broadway St. Louis, MO 63102

	Number of Shares of Parent
Name of Stockholder	Common Stock Owned	Notice Address
Robert E. Lefton	16,310	Psychological Associates, Inc. 8112 Maryland, Suite 300 St. Louis, MO 63105

Scott McCuaig	144,594	Stifel, Nicolaus & Company, Incorporated One Financial Plaza 501 North Broadway St. Louis, MO 63102

Thomas Mulroy	90,000	Stifel, Nicolaus & Company, Incorporated 100 Light Street Baltimore, MD 21202

James Oates	66,198	Northeast Investment Management, Inc. 150 Federal Street, Suite 1000 Boston, MA 02110

David Sliney	17,027	Stifel, Nicolaus & Company, Incorporated One Financial Plaza 501 North Broadway St. Louis, MO 63102

Joseph Sullivan	90,405	Stifel, Nicolaus & Company, Incorporated 100 Light Street Baltimore, MD 21202

George H. Walker III Revocable Trust dated 3/8/2000	630,812	19 Portland Place St. Louis, MO 63108

and

George H. Walker III SEP IRA, Stifel, Nicolaus and Company, custodian

James Zemlyak	165,851	Stifel, Nicolaus & Company, Incorporated One Financial Plaza 501 North Broadway St. Louis, MO 63102